Exhibit 23 (ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Lennar Corporation and subsidiaries and management’s report on the effectiveness of internal control over financial reporting dated February 8, 2007, appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2006.
/s/ DELOITTE & TOUCHE LLP
Miami, Florida
May 8, 2007